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                                                                       Exhibit 5
                                                                       ---------

                           DRINKER BIDDLE & REATH LLP
                              1345 Chestnut Street
                          Philadelphia, PA  19107-3496

                                                                 June 27, 1997



Eastern Environmental Services, Inc.
1000 Crawford Place
Mt. Laurel, New Jersey  08054

     Re:  Eastern Environmental Services, Inc.
          Securities and Exchange Commission Registration
          Statement on Form S-3 (Registration No. 333-27245)
          --------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Eastern Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration No. 333-27245), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the public offering of 4,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), plus up to an additional 675,000 shares of Common Stock to cover over-allotments, to be issued and sold by the Company (collectively, the "Offered Shares") as provided in the Registration Statement.

          In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company as amended through the effective date of the Registration Statement, resolutions of the Company's Board of Directors and stockholders, and such other documents and corporate records relating to the Company and the issuance and sale of the Offered Shares as we have deemed appropriate. We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

          On the basis of the foregoing, we are of the opinion that the Offered Shares have been duly and validly authorized for issuance and, when issued and paid for in the manner as described
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in the Registration Statement, will have been legally issued, fully paid and non-assessable by the Company under the laws of the State of Delaware.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
Section 7 or the rules and regulations of the Securities and Exchange
Commission.


                                    Very truly yours,



                                    /s/ DRINKER BIDDLE & REATH LLP